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               Consent of Independent Certified Public Accountants

     We have issued our report dated July 14, 2000 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 32 as of May 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP




Chicago, Illinois
September 25, 2000